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                                                                    EXHIBIT 99.2


                                     FORM OF
                       AMENDMENT NO. 1 TO RIGHTS AGREEMENT

         This Amendment No. 1 to Rights Agreement, dated as of June 29, 2000, is by and between AMRESCO Capital Trust, a Texas real estate investment trust (the "Company"), and The Bank of New York, a New York banking corporation (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent have entered into a Rights Agreement, dated as of February 25, 1999 (the "Rights Agreement"); and

         WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement as set forth below.

         NOW, THEREFORE, the parties agree as follows:

         1. Section 1(a) of the Rights Agreement is amended and restated to read as follows:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall hereafter become a Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, (i) none of Farallon Capital Management, L.L.C. nor any of its affiliates shall be deemed to be an "Acquiring Person," provided that such Persons own an aggregate of not more than 18.23% of the Common Shares of the Company then outstanding; (ii) no Person shall be deemed to have become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of Common Shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding by reason of Common Share purchases by the Company and shall, after such Common Share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person" as of the time of the acquisition of such additional Common Shares by such Person and (iii) if the Board of Trust Managers of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently, and such Person divests (within such


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         period as of the Board of Trust Managers may deem appropriate) a sufficient number of Common Shares so that such Person is no longer an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be, or have been, an "Acquiring Person" for any purposes of this Agreement. All questions as to whether a Person who would otherwise be an Acquiring Person has become such inadvertently shall be determined in good faith by a majority of the Board of Trust Managers of the Company, which determination shall be conclusive for all purposes.

         2. The terms and provisions of the Rights Agreement, as amended hereby, shall remain in full force and effect.

         3. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                              AMRESCO CAPITAL TRUST


                                              By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                              THE BANK OF NEW YORK


                                              By:
                                                    ----------------------------
                                                    Name:
                                                    Title: